UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2018

JELD-WEN HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 S. Church Street, Suite 400 Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2018, JELD-WEN Holding, Inc. (the “Company”) issued a press release announcing the departure of President and Chief Executive Officer, Mark Beck, effective February 27, 2018, by mutual agreement. Under the terms of his employment agreement, Mr. Beck’s service as a director of the Company and its subsidiaries also ended on that date. Until a successor is determined, Kirk Hachigian, 58, Chairman of the Board and former CEO of the Company, has assumed Mr. Beck’s duties as the Company’s interim CEO, effective February 27, 2018. Mr. Hachigian’s biographical information is incorporated by reference to Part III, Item 10 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 3, 2017. There is no arrangement or understanding between Mr. Hachigian and any other persons pursuant to which Mr. Hachigian was selected as the Company’s interim CEO. There are no family relationships between Mr. Hachigian and any director or executive officer of the Company and no transactions involving Mr. Hachigian that would require disclosure under Item 404(a) of Regulation S-K.

The Company’s Board of Directors has agreed to pay Mr. Hachigian a biweekly consulting fee of $76,923 for services as interim CEO. In addition, Mr. Hachigian received a grant of 314,267 restricted stock units on February 27, 2018, which will vest in one year based upon the portion of the next twelve months in which Mr. Hachigian serves as interim CEO.

A copy of the press release announcing Mr. Beck’s departure and Mr. Hachigian’s appointment is filed as Exhibit 99.1 to this report.

Item 7.01	Regulation FD Disclosure.

The Company’s press release attached hereto as Exhibit 99.1 also provides an update for the Company’s outlook for the fiscal year 2018 to reflect the contribution of the acquisition of A&L Windows Pty Ltd (“A&L”), disclosed in Item 8.01 of this report, and an Adjusted EBITDA outlook for the first quarter of 2018.

Item 8.01.	Other Events.

On February 28, 2018, the Company announced the signing of a definitive agreement to acquire all of the outstanding shares of American Building Supply, Inc., a premier supplier of value-added services for the millwork industry.

On February 28, 2018, the Company also announced the acquisition of A&L, a leading Australian manufacturer of residential aluminum windows and patio doors.

A copy of the press release announcing these acquisitions is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by JELD-WEN Holding, Inc. dated February 27, 2018 Announcing CEO Leadership Transition, Two Acquisitions, and Updates to the 2018 Outlook for the Impact of Closed Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2018	JELD-WEN HOLDING, INC.

	By:	/s/ Laura W. Doerre
Laura W. Doerre
Executive Vice President, General Counsel and Chief Compliance Officer